Exhibit 10.1

FIFTH POST CLOSING AMENDMENT TO THE

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Fifth Post Closing Amendment Assignment and Assumption Agreement is entered into as of June 22, 2021 (the “Amendment”) by and between Lans Holdings Inc., a Nevada Corporation having its principle place of business at 777 Brickell, Suite 500 Miami, FL 33131 (“Assignor”) and Meso Numismatics Inc. a Nevada Corporation having its principal place of business at 433 Plaza Real Suite 275 Boca Raton, Florida 3432 (“Assignee”) and acknowledged by Stem Cells Group Inc. a Florida Corporation having its principal place of business at Datran Center 9100 S Dadeland Boulevard, Suite 1500, Miami FL 33156 14750 NW 77th Court, suite 304, Miami Lakes, Florida, 33016 USA (“Global”) and Benito Novas, CEO of Global, in his capacity as CEO and shareholder of Global and residing in Miami Florida (“BN”) (“Assignor and Assignee, individually a “Party” and together the “Parties).

WHEREAS,  Assignor, Assignee, GSCG and BN previously entered into an Assignment and Assumption Agreement dated November 27, 2019 assigning to the Assignee all of the rights and obligations under the New LOI dated November 27, 2019 (as defined in the Assignment), such Assignment as amended pursuant to a Post-Closing Amendment to the Assignment and Assumption Agreement dated December 19, 2019, a Second Post-Closing Amendment to the Assignment and Assumption Agreement dated April 22, 2020, a Third Post-Closing Amendment to the Assignment and Assumption Agreement dated September 16, 2020 and a and a Fourth Post-Closing Amendment to the Assignment and Assumption Agreement dated March 12, 2021 the whole attached hereto as Exhibit A (collectively the “Assignment”);

WHEREAS, concomitantly with the execution of this herein Amendment, Assignee, GSCG and BN are entering into a Stock Purchase Agreement for the purchase by Assignee of all of the GSCG common stock, which common stock is held by BN;

WHEREAS, the Assignor and Assignee wish to replace the option to receive shares of Assignee’s Series C Preferred Stock (the terms of which are defined in the Assignment) with a cash payment, upon the terms and conditions set forth herein below;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	ESCROW. The Parties agree that for the purposes of this Amendment, the Parties shall designate a party to act as escrow agent (“Escrow Agent”) for the duration of this Amendment and the Escrowed Repurchase (as defined below).

2.	CONSIDERATION. As full and total consideration for the Assignment and in addition to the assumption of the New LOI and the assumption of the Assigned Debt (both terms as defined in the Assignment), the Parties wish to terminate Assignor’s option to receive shares of Assignee’s Series C Preferred Stock and replace such option with a cash payment as consideration, upon the following terms:

a.  Assignee shall pay to Assignor an amount equal to USD $8,200,000 (eight million two hundred thousand dollars US) (“Cash Payment”).

b.  The Parties agree that such Cash Payment shall be used solely and irrevocably for the repurchase by Assignee of all of its shares of common stock from each of its stockholders of record as of the date of the execution of this Amendment (“Stockholders”), upon such terms and procedure as shall be determined by the Parties and instructions given to the Escrow Agent (“Escrowed Repurchase”), the whole as shall be set forth in an escrow agreement (“Escrow Agreement”), which Escrow Agreement shall be consistent with this Amendment.

3.	DELIVERIES. Within 5 (five) business days of the mutual execution of this Amendment, the Parties agree to enter into an Escrow Agreement and deliver the following (“Deliveries”) to the Escrow Agent to be placed in escrow (“Escrow”) pursuant to the terms of such Escrow Agreement which shall be consistent with the terms of this Amendment:

a.  Deliveries of the Assignee. Assignee shall deliver or cause to be delivered to the Escrow Agent (“Assignee Deliveries”):

i.	A wire transfer for the total amount of the Cash Payment (“Wire Amount”);
ii.	An executed copy of this Amendment; and
iii.	An executed copy of the Escrow Agreement.

b.  Deliveries of the Assignor. The Assignor shall deliver or cause to be delivered to the Escrow Agent (“Assignor Deliveries”):

i.	An executed copy of this Amendment; and
ii.	An executed copy of the Escrow Agreement.

c.  Following the Deliveries to the Escrow Agent and the execution of the Escrow Agreement, the Escrow Agent shall release the Escrow pursuant to the Escrowed Repurchase, the whole in accordance with the terms and procedure as shall be set forth in the Escrow Agreement.

4.	REPRESENTATIONS AND WARRANTIES OF THE ASSIGNOR. The Assignor represents and warrants to the Assignee that:

a.  This Assignment has been duly and validly executed and delivered by Assignor and constitutes the valid, binding and enforceable agreement of Assignor. Assignor has all the requisite power and authority to execute and deliver this Amendment and to perform its obligations hereunder.

5.	REPRESENTATIONS AND WARRANTIES OF THE ASSIGNEE. The Assignee represents and warrants to the Assignor that:

a.  Organization and Qualification. The Assignee is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted.

b.  Authorization; Enforcement. (i) The Assignee has all requisite corporate power and authority to enter into and perform this Amendment, to consummate the transactions contemplated hereby and thereby and to make the Cash Payment in accordance with the terms hereof, (ii) this Amendment has been duly executed and delivered by the Assignee by its authorized representative, and such authorized representative is the true and official representative with authority to sign this Amendment, and (iii) this Amendment constitutes a legal, valid and binding obligation of the Assignee enforceable against the Assignee in accordance with its terms.

6.	MATERIAL BREACH. Any breach by the Assignee or Assignor of any of the Sections or Sub-Sections of this Amendment shall be considered a material breach of this herein Amendment and of the Assignment, and the non-breaching Party shall have the immediate right to avail itself of any and all remedies in equity, law and under this Amendment.

7.	TERMINATION. All of the obligations and rights under this Amendment and the Assignment shall terminate upon the full and final release from Escrow of the entire Cash Payment to the Stockholders and the completion of the Escrowed Repurchase pursuant to the terms as shall be set forth in the Escrow Agreement.

8.	GOVERNING LAW; MISCELLANEOUS.

a.  Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Amendment shall be brought only in the state courts of Nevada. The parties to this Amendment hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.

b.  Preamble and Exhibits. The Preamble and all of the Exhibits to this Amendment are incorporated herein by this reference, form part and parcel and are made a material part of this Amendment.

c.  Severability. In the event that any provision of this Amendment is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

d.  Entire Agreement; Amendments. This Amendment, including the recitals, all of the Exhibits attached hereto and the Assignment to the extent it remains unamended, sets forth the entire understanding of the Parties with respect to the subject matter hereof, and supersedes all prior contracts, amendments, arrangements, communications, discussions, representations and warranties, whether oral or written, between the Parties. No provision of this Amendment may be waived or amended other than by an instrument in writing signed by both Parties.

e.  Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) via electronic mail or (iv) transmitted by hand delivery, or facsimile, addressed as set forth above or to such other address as such party shall have specified most recently by written notice.

Each Party shall provide notice to the other Party of any change in address.

f.  Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Parties and their successors and assigns. Neither the Assignee nor the Assignor shall assign this Amendment or any rights or obligations hereunder without the prior written consent of the other.

g.  Requisite Approvals. The Parties expressly warrant and guarantee that they have obtained all necessary requisite approvals and that they have the authority to enter into this Amendment.

h.  Counterparts; Signatures by Facsimile. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Amendment, once executed by a Party, may be delivered to the other party hereto by facsimile transmission, or electronic of a copy of this Amendment bearing the signature of the party so delivering this Amendment.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Assignee and the Assignor have used this Amendment to be duly executed as of the date first above written.

MESO NUMISMATICS INC.

By:
Name:

LAHO HOLDINGS INC.

By:
Name:

Acknowledged By:

GLOBAL STEM CELLS GROUP

BENITO NOVAS

EXHIBIT A